UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 8, 2007

HEMAGEN DIAGNOSTICS, INC.
(Exact name of Registrant as specified in its Charter)

Delaware	1-11700	04-2869857
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No. )
9033 Red Branch Road, Columbia, MD
21045
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (410) 740-3198

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01  Completion of Acquisition or Disposition of Assets.

On October 8, 2007 the Registrant entered into and consummated the transactions contemplated by the Asset Purchase Agreement (“APA”) between it and Cliniqua Corporation, a California corporation (“Buyer”), relating to the sale of substantially all of the assets of Reagents Applications, Inc. (“RAI”), a wholly owned subsidiary of the Registrant. RAI manufactured and marketed the Raichem® product line of clinical chemistry reagents and diagnostic products which it acquired from Kone Holdings, Inc. in 1996. The purchase price consisted of a cash payment of $360,000 and a promissory note (“Note”) in the principal amount of $840,000 secured primarily by the RAI assets and a personal guarantee of the Majority Shareholder of Cliniqua.  In addition, the parties entered into an Inventory Purchase Agreement (“IPA”) contemplating a minimum purchase of $500,000 in inventory from the Registrant whereby the Registrant may sell inventory to a third party subject to notice to Cliniqua in advance.  Each of the APA, Note and IPA is filed herewith as an exhibit, and the foregoing summary is qualified by reference in its entirety to the terms and provisions of each such exhibit.

Item 9.01  Financial Statements and Exhibits.

(b)  Pro Forma Financial Information.

To the extent that pro forma financial information is required to be furnished pursuant to Article 11 of Regulation S-X (17 CFR 210), it shall be provided in a Form 8-K/A to be filed not later than 71 calendar days after the date on which this Form 8-K must have been filed.

(d)  Exhibits.

10.1           Asset Purchase Agreement between Registrant and Buyer

10.2           Promissory Note issued by Buyer in favor of Registrant

10.3           Inventory Purchase Agreement between Registrant and Buyer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEMAGEN DIAGNOSTICS, INC.

Date: October 12, 2007	By:	/s/ William P. Hales
William P. Hales
President